POWER OF ATTORNEY

	KNOW ALL BY THESE PRESENTS, that MacarthurCook Investment Managers Limited (the
"Company"), having its registered office at Level Four, 30 Collins Street,
Melbourne, Victoria, 3000, Australia, hereby constitutes and appoints Janaya
Moscony the true and lawful attorney-in-fact of the Company to:

(1)	execute for and on behalf of the Company, in the Company's capacity as an investment sub-advisor to RMR Asia Pacific Real Estate Fund (the "Trust"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, Section 30(h) of the Investment Company Act of 1940 and the rules thereunder, and a Uniform Application For Access Codes to File on EDGAR on Form ID ("Form ID");

(2)	do and perform any and all acts for and on behalf of the Company which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Form ID, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Company, it being understood that the documents executed by such attorney-in-fact on behalf of the Company pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The Company hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Company might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The Company acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Company, are not assuming, nor is the Trust assuming, any of the Company's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934 and Section 30(h) of the Investment
Company Act of 1940.

	This Power of attorney shall remain in full force and effect until the Company is no longer required to file Forms 3, 4, and 5 with respect to the Company's holdings of and transactions in securities issued by the Trust, unless earlier revoked by the Company in a signed writing delivered to the foregoing attorneys-in-fact.


[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed as of this 16th day of May, 2006.

MacarthurCook Investment Managers Limited


By: /s/ Craig Dunstan
Name:  Craig Dunstan
Title:    Managing Director